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                                                                    EXHIBIT 11.3

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
           STATEMENT RE: COMPUTATION OF PRO FORMA PER SHARE EARNINGS*
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                            FOR THE THREE MONTHS
                                                                                              ENDED AUGUST 31,
                                                                              YEAR ENDED   ----------------------
                                                                             MAY 31, 1995     1994        1995
                                                                             ------------  ----------  ----------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period..................................      166,081      166,081     199,938
Shares issued in connection with the Merger................................       33,157       33,157      --
Shares issued upon exercise of stock options...............................          311           93          54
Dilutive effect of outstanding stock options...............................        2,067        2,287       1,898
                                                                             ------------  ----------  ----------
Weighted average number of shares and share equivalents outstanding........      201,616      201,618     201,890
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
Income from continuing operations..........................................   $  217,200   $   52,500  $   57,400
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
Earnings per share from continuing operations before cumulative effect of a
 change in accounting principle............................................   $     1.08   $     0.26  $     0.28
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation..............      201,616      201,618     201,890
Additional dilutive effect of stock options................................          203          335         417
Assumed conversion of dilutive convertible debentures......................       13,119       11,357      13,530
                                                                             ------------  ----------  ----------
Fully diluted weighted average number of shares............................      214,938      213,310     215,837
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
Income from continuing operations used in primary calculation..............   $  217,200   $   52,500  $   57,400
Adjustments for interest expense, contractual allowances and income
 taxes.....................................................................        7,547        1,470       1,787
                                                                             ------------  ----------  ----------
Adjusted income from continuing operations used in fully diluted
 calculation...............................................................   $  224,747   $   53,970  $   59,187
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
Earnings per share from continuing operations before cumulative effect of a
 change in accounting principle............................................   $     1.05   $     0.25  $     0.27
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

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*All  shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.
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